                                POWER OF ATTORNEY

Know all by these presents, that the undersigned, Astellas Pharma Inc., hereby constitutes and appoints each of Seigo Kashii, Linda F. Friedman and Stephen
Knowles, individually and severally, as the undersigned's true and lawful attorney-in-fact to:

     (1) execute for and on behalf of the undersigned statements on Schedule 13D and Forms 3, 4 and 5, in accordance with Section 13 or Section 16 of the
     Securities Exchange Act of 1934, as amended, and the rules thereunder relating to the undersigned's beneficial ownership of and transactions in securities issued by OSI Pharmaceuticals, Inc.;

     (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such statement on Schedule 13D (including without limitation, any agreement of joint filing) or Form 3, 4 or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any
     stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934, as
amended, and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements on Schedule 13D or Forms 3,
4 and 5, with respect to the undersigned's beneficial ownership of and transactions in securities issued by OSI Pharmaceuticals, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 2, 2010.

ASTELLAS PHARMA INC.

By:  /s/ Masafumi Nogimori
     -------------------------------------
        Name: Masafumi Nogimori
        Title: Director, President & CEO